Exhibit 21


           List of Subsidiaries of Effective Management Systems, Inc.


    Name of Subsidiary                              Jurisdiction of
                                                    Incorporation

    EMS-East, Inc.                                  Massachusetts

    Effective Management Systems of Illinois, Inc.  Illinois

    Total Management Systems, Inc.                  Ohio

    EMS-Asia Pacific, Ltd.                          Hong Kong

    EMS China, Ltd.                                 Hong Kong